SUBJECT TO THAT CERTAIN INTERCREDITOR AGREEMENT, DATED AS OF DECEMBER 29, 1998, AMONG KTI, INC., A NEW JERSEY CORPORATION, FINOVA CAPITAL CORPORATION, A DELAWARE CORPORATION AND OAKHURST COMPANY, INC., A DELAWARE CORPORATION

                                                                       EXHIBIT A


                                PLEDGE AGREEMENT

         THIS PLEDGE AGREEMENT, dated as of December 29, 1998, is made and given by OAKHURST COMPANY, INC., a Delaware corporation ("OCI") and Oakhurst Technology, Inc., a Delaware corporation ("OTI" and, together with OCI, the "Pledgors"), to KTI, INC., a New Jersey corporation (the "Lender").

                                    RECITALS

         A. The Pledgors and the Lender have entered into a Letter Loan Agreement dated as of the date hereof (as the same may hereafter be amended, restated, or otherwise modified from time to time, the "Credit Agreement") pursuant to which the Lender has agreed to extend to OCI for the benefit of OTI that certain credit accommodation consisting of a multiple advance term loan of up to $11,500,000, subject to further adjustment.

         B. OCI is the owner of the shares (the "Pledged Shares") of all of the issued and outstanding shares of stock of OTI described in Part I of Schedule I hereto issued by OTI, and OTI is the owner of membership interests (the "Pledged LLC Interests") of New Heights Recovery & Power, LLC, a Delaware limited liability company ("New Heights") described in Part II of Schedule I and issued by New Heights.

         C. It is a condition precedent to the obligation of the Lender to extend credit accommodations pursuant to the terms of the Credit Agreement that this Agreement be executed and delivered by the Pledgors.

         D. Each Pledgor finds it advantageous, desirable and in the best interests of such Pledgor to comply with the requirement that this Agreement be executed and delivered to the Lender.

         NOW, THEREFORE, in consideration of the premises and in order to induce the Lender to enter into the Credit Agreement and to extend credit accommodations to OCI thereunder, the Pledgors hereby agree with the Lender for the Lender's benefit as follows:

         Section  1. Defined Terms.


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                  1(a) As used in this Agreement, the following terms shall have the meanings indicated:

                           "Collateral" shall have the meaning given to such
                  term in Section  2.

                           "Event of Default" shall have the meaning given to
                  such term in Section  11.

                           "Lien" shall mean any security interest, mortgage,
                  pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device (including the interest of the lessors under capitalized leases), in, of or on any assets or properties of the Person referred to.

                           "Obligations" shall mean (a) all indebtedness,
                  liabilities and obligations of the Pledgors to the Lender of every kind, nature or description under the Credit Agreement, including either Pledgor's obligation on any promissory note or notes under the Credit Agreement and any note or notes hereafter issued in substitution or replacement thereof, (b) all liabilities of the Pledgors under this Agreement, (c) any and all other liabilities and obligations of the Pledgors or either of them to the Lender of every kind, nature and description, whether direct or indirect or hereafter acquired by the Lender from any Person, absolute or contingent, regardless of how such liabilities arise or by what agreement or instrument they may be evidenced, and in all of the foregoing cases whether due or to become due, and whether now existing or hereafter arising or incurred.

                           "Person" shall mean any individual, corporation,
                  partnership, limited partnership, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

                           "Pledged LLC Interests" shall have the meaning given
                  to such term in Recital B above.

                           "Pledged Shares" shall have the meaning given to such
                  term in Recital B above.

                           "Security Interest" shall have the meaning given to
                  such term in Section  2.

                  1(b) Terms Defined in Uniform Commercial Code. All other terms used in this Agreement that are not specifically defined herein or the definitions of


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         which are not incorporated herein by reference shall have the meaning assigned to such terms in the Uniform Commercial Code in effect in the State of New York as of the date first above written to the extent such other terms are defined therein.

                  1(c) Singular/Plural, Etc. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular, the plural and "or" has the inclusive meaning represented by the phrase "and/or." The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The words "hereof," "herein," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Section s are references to Section s in this Pledge Agreement unless otherwise provided.

         Section 2. Pledge. As security for the payment and performance of all of the Obligations, the Pledgors hereby pledge to the Lender and grant to the Lender a security interest (the "Security Interest") in the following (the "Collateral"):

                  2(a) The Pledged Shares and the certificates representing the Pledged Shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares.

                  2(b) All additional shares of stock of the issuer of the Pledged Shares from time to time acquired by the Pledgors in any manner, and the certificates representing such additional shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

                  2(c) The Pledged LLC Interests and the certificates, units or subscription agreements evidencing the Pledged LLC Interests, if any, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged LLC Interests.

                  2(d) All additional membership interests of New Heights from time to time acquired by the Pledgors in any manner, and the units, certificates or subscription agreements, if any, representing such additional interests, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such membership interests.


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                  2(e) All proceeds of any and all of the foregoing (including proceeds that constitute property of types described above).

         Section 3. Delivery of Collateral. All certificates and instruments representing or evidencing the Pledged Shares and the Pledged LLC Interests shall be delivered to the Lender contemporaneously with the execution of this Agreement. All certificates and instruments representing or evidencing Collateral received by the Pledgors after the execution of this Agreement shall be delivered to the Lender promptly upon a Pledgor's receipt thereof. All such certificates and instruments shall be held by or on behalf of the Lender pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Lender. The Lender shall have the right at any time, whether before or after an Event of Default, to cause any or all of the Collateral to be transferred of record into the name of the Lender or its nominee (but subject to the rights of the Pledgors under Section 6) and to exchange certificates or evidence of membership interests representing or evidencing Collateral for certificates of smaller or larger denominations. Notwithstanding any of the foregoing, as to any Collateral consisting of book-entry or uncertificated securities or securities which are held by a third Person, the Pledgors shall deliver to the Lender evidence satisfactory to the Lender that such Collateral has been registered in the name of, or as pledged to, the Lender. Such evidence shall include the acknowledgment of the issuer or Person holding such Collateral that such issuer or Person holds such Collateral as agent for the Lender and that such Collateral is identified on the books of such issuer or third Person as belonging to or pledged to the Lender.

         Section 4. Certain Warranties and Covenants. Each Pledgor makes the following warranties and covenants:

                  4(a) OCI has title to the Pledged Shares and OTI has title to the Pledged LLC Interests and each respective Pledgor will have title to each other item of Collateral hereafter acquired, free of all Liens except the Security Interest.

                  4(b) The Pledgor has full power and authority to execute this Pledge Agreement, to perform such Pledgor's obligations hereunder and to subject the Collateral to the Security Interest created hereby.

                  4(c) No financing statement covering all or any part of the Collateral is on file in any public office (except for any financing statements filed by the Lender, and any financing statements or other documents filed).

                  4(d) The Pledged Shares have been duly authorized and validly issued by the issuer thereof and are fully paid and non-assessable. The Pledged LLC Interests have been duly authorized, issued and delivered and are fully paid and non-assessable. The certificates representing the Pledged Shares and the units,


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         certificates or subscription agreements, if any, evidencing the Pledged
         LLC Interests are genuine. A true and correct copy of the Agreement of Limited Liability Company of New Heights (the "New Heights LLC Agreement") has been provided to the Lender. Neither the Pledged Shares nor the Pledged LLC Interests are subject to any offset or similar right or claim of the issuers thereof.

                  4(e) The Pledged Shares constitute 100% of the issued and outstanding shares of stock of OTI. The Pledged LLC Interests constitute the percentage of interests in New Heights as indicated on
         Schedule I hereto.

                  4(f) OTI will not execute or consent to any amendment to the New Heights LLC Agreement or any related operating agreement without the prior written consent of the Lender.

                  4(g) OCI has one or more places of business and its chief executive office is located in the State of Delaware. OTI has one or more places of business and its chief executive office is located in the State of Delaware.

         Section 5. Further Assurances. The Pledgors agree that at any time and from time to time, at the expense of the respective Pledgor, each Pledgor will promptly execute and deliver all further instruments and documents, and take all further action that may be necessary or that the Lender may reasonably request, in order to perfect and protect the Security Interest or to enable the Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral (but any failure to request or assure that the applicable Pledgor execute and deliver such instruments or documents or to take such action shall not affect or impair the validity, sufficiency or enforceability of this Agreement and the Security Interest, regardless of whether any such item was or was not executed and delivered or action taken in a similar context or on a prior occasion).

         Section  6. Voting Rights; Dividends; Etc.

                  6(a) Subject to paragraph (d) of this Section 6, the Pledgors shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Pledged Shares, the Pledged LLC Interests or any other stock or interest that becomes part of the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; provided, however, that the Pledgors shall not exercise or refrain from exercising any such right if such action could reasonably be expected to have a material adverse effect on the value of the Collateral or any material part thereof.

                  6(b) Subject to paragraph (e) of this Section 6, the Pledgors shall be entitled to receive, retain, and use in any manner not prohibited by the Credit


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         Agreement any and all interest and dividends paid in respect of the
         Collateral; provided, however, that any and all

                           (i) dividends paid or payable other than in cash in
                  respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Collateral,

                           (ii) dividends and other distributions paid or
                  payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

                           (iii) cash paid, payable or otherwise distributed in
                  respect of principal of, or in redemption of, or in exchange for, any Collateral,

         shall be, and shall be forthwith delivered to the Lender to hold as, Collateral and shall, if received by the Pledgors, be received in trust for the benefit of the Lender, be segregated from the other property or funds of the Pledgor, and be forthwith delivered to the Lender as Collateral in the same form as so received (with any necessary indorsement or assignment). The Pledgors shall, upon request by the Lender, promptly execute all such documents and do all such acts as may be necessary or desirable to give effect to the provisions of this
         Section  6 (b).

                  6(c) The Lender shall execute and deliver (or cause to be executed and delivered) to the Pledgors all such proxies and other instruments as the applicable Pledgor may reasonably request for the purpose of enabling the applicable Pledgor to exercise the voting and other rights that it is entitled to exercise pursuant to Section 6 (a) hereof and to receive the dividends and interest that it is authorized to receive and retain pursuant to Section 6 (b) hereof.

                  6(d) Upon the occurrence and during the continuance of any Event of Default, the Lender shall have the right in its sole discretion, and the Pledgors shall execute and deliver all such proxies and other instruments as may be necessary or appropriate to give effect to such right, to terminate all rights of the Pledgors to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 6 (a) hereof, and all such rights shall thereupon become vested in the Lender who shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights; provided, however, that the Lender shall not be deemed to possess or have control over any voting rights with respect to any Collateral unless and until the Lender has given written notice to the applicable Pledgor that any further exercise of such voting rights by the applicable Pledgor is prohibited and that the Lender and/or its assigns will henceforth exercise such


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         voting rights; and provided, further, that neither the registration of any item of Collateral in the Lender's name nor the exercise of any voting rights with respect thereto shall be deemed to constitute a retention by the Lender of any such Collateral in satisfaction of the Obligations or any part thereof.

                  6(e) Upon the occurrence and during the continuance of any Event of Default:

                           (i) all rights of the Pledgors to receive the
                  dividends and interest that it would otherwise be authorized to receive and retain pursuant to Section 6(b) hereof shall cease, and all such rights shall thereupon become vested in the Lender who shall thereupon have the sole right to receive and hold such dividends as Collateral, and

                           (ii) all payments of interest and dividends that are
                  received by the Pledgors contrary to the provisions of paragraph (i) of this Section 6 (e) shall be received in trust for the benefit of the Lender, shall be segregated from other funds of the Pledgors and shall be forthwith paid over to the Lender as Collateral in the same form as so received (with any necessary indorsement).

         Section 7. Transfers and Other Liens; Additional Shares and Membership Interests.

                  7(a) Except as may be permitted by the Credit Agreement, each Pledgor agrees that it will not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, or (ii) create or permit to exist any Lien, upon or with respect to any of the Collateral.

                  7(b) OCI and OTI, as the case may be, each agrees that it will
         (i) cause each issuer of the Pledged Shares that it controls not to issue any stock, membership interests or other securities in addition to or in substitution for the Pledged Shares or Pledged LLC Interests issued by such issuer, except to the applicable Pledgor, and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock, membership interests or other securities of each issuer of the Pledged Shares or Pledged LLC Interests.

         Section 8. Lender Appointed Attorney-in-Fact. Each Pledgor hereby appoints the Lender such Pledgor's attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time in the Lender's good-faith discretion, to take any action and to execute any instrument that the Lender may reasonably believe necessary or advisable to accomplish the purposes


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of this Agreement (subject to the rights of the Pledgor under Section 6 hereof), in a manner consistent with the terms hereof, including, without limitation, to receive, indorse and collect all instruments made payable to such Pledgor representing any dividend or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

         Section 9. Lender May Perform. If a Pledgor fails to perform any agreement contained herein, the Lender may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Lender incurred in connection therewith shall be payable by the applicable Pledgor under Section 14 hereof.

         Section 10. The Lender's Duties. The powers conferred on the Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. The Lender shall be deemed to have exercised reasonable care in the safekeeping of any Collateral in its possession if such Collateral is accorded treatment substantially equal to the safekeeping which the Lender accords its own property of like kind. Except for the safekeeping of any Collateral in its possession and the accounting for monies and for other properties actually received by it hereunder, the Lender shall have no duty, as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Lender has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any Persons or any other rights pertaining to any Collateral. The Lender will take action in the nature of exchanges, conversions, redemption, tenders and the like requested in writing by a Pledgor with respect to any of the Collateral in the Lender's possession if the Lender in its reasonable judgment determines that such action will not impair the Security Interest or the value of the Collateral, but a failure of the Lender to comply with any such request shall not of itself be deemed a failure to exercise reasonable care.

         Section 11. Default. Each of the following occurrences shall constitute an Event of Default under this Agreement: (a) a Pledgor shall fail to observe or perform any covenant or agreement applicable to such Pledgor under this Agreement; or (b) any representation or warranty made by a Pledgor in this Agreement or in any financial statements, reports or certificates heretofore or at any time hereafter submitted by or on behalf of a Pledgor to the Lender shall prove to have been false or materially misleading when made; or (c) any Event of Default shall occur under the Credit Agreement.

         Section 12. Remedies upon Default. If any Event of Default shall have occurred and be continuing:

                  12(a) The Lender may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform


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         Commercial Code of the State of New York (the "Code") in effect at that time (whether or not the Code then applies to the affected Collateral), and may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Lender's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Lender may reasonably believe are commercially reasonable. Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' prior notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives all requirements of law, if any, relating to the marshalling of assets which would be applicable in connection with the enforcement by the Lender of its remedies hereunder, absent this waiver.

                  12(b) The Lender may notify any Person obligated on any of the Collateral that the same has been assigned or transferred to the Lender and that the same should be performed as requested by, or paid directly to, the Lender, as the case may be. The applicable Pledgor shall join in giving such notice, if the Lender so requests. The Lender may, in the Lender's name or in such Pledgor's name, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such Collateral or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligation of any such Person.

                  12(c) Any cash held by the Lender as Collateral and all cash proceeds received by the Lender in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Lender, be held by the Lender as collateral for, or then or at any time thereafter be applied in whole or in part by the Lender against, all or any part of the Obligations (including any expenses of the Lender payable pursuant to Section 14 hereof).

         Section 13. Waiver of Certain Claims. Each Pledgor acknowledges that because of present or future circumstances, a question may arise under the Securities Act of 1933, as from time to time amended (the "Securities Act"), with respect to any disposition of the Collateral permitted hereunder. Each Pledgor understands that compliance with the Securities Act may very strictly limit the course of conduct of the Lender if the Lender were to attempt to dispose of all or any portion of the Collateral and may also limit the extent to which or the manner in which any subsequent transferee of the Collateral or any portion thereof may dispose of the same. There may


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be other legal restrictions or limitations affecting the Lender in any attempt to dispose of all or any portion of the Collateral under the applicable Blue Sky or other securities laws or similar laws analogous in purpose or effect. The Lender may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account for investment only and not to engage in a distribution or resale thereof. Each Pledgor agrees that the Lender shall not incur any liability, and any liability of such Pledgor for any deficiency shall not be impaired, as a result of the sale of the Collateral or any portion thereof at any such private sale in a manner that the Lender reasonably believes is commercially reasonable (within the meaning of Section 9-504(3) of the Uniform Commercial Code). Each Pledgor hereby waives any claims against the Lender arising by reason of the fact that the price at which the Collateral may have been sold at such sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Lender shall accept the first offer received and does not offer any portion of the Collateral to more than one possible purchaser. Each Pledgor further agrees that the Lender has no obligation to delay sale of any Collateral for the period of time necessary to permit the issuer of such Collateral to qualify or register such Collateral for public sale under the Securities Act, applicable Blue Sky laws and other applicable state and federal securities laws, even if said issuer would agree to do so. Without limiting the generality of the foregoing, the provisions of this Section would apply if, for example, the Lender were to place all or any portion of the Collateral for private placement by an investment banking firm, or if such investment banking firm purchased all or any portion of the Collateral for its own account, or if the Lender placed all or any portion of the Collateral privately with a purchaser or purchasers.

         Section 14. Costs and Expenses; Indemnity. The Pledgors will pay or reimburse the Lender on demand for all out-of-pocket expenses (including in each case all filing and recording fees and taxes and all reasonable fees and expenses of counsel and of any experts and agents) incurred by the Lender in connection with the creation, perfection, protection, satisfaction, foreclosure or enforcement of the Security Interest and the preparation, administration, continuance, amendment or enforcement of this Agreement, and all such costs and expenses shall be part of the Obligations secured by the Security Interest. The Pledgors shall indemnify and hold the Lender harmless from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) growing out of or resulting from this Agreement (including enforcement of this Agreement) or the Lender's actions pursuant hereto, except claims, losses or liabilities resulting from the Lender's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Any liability of the Pledgors to indemnify and hold the Lender harmless pursuant to the preceding sentence shall be part of the Obligations secured by the Security Interest. The obligations of the Pledgors under this Section shall survive any termination of this Agreement.


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         Section  15. Waivers and Amendments; Remedies. This Agreement can be
waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by the Lender. A waiver so signed shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any rights and remedies available to the Lender. All rights and remedies of the Lender shall be cumulative and may be exercised singly in any order or sequence, or concurrently, at the Lender's option, and the exercise or enforcement of any such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other.

         Section 16. Notices. Any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, telegram, telex, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by telegram, telex or facsimile transmission, from the first business day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed.

         Section 17. Pledgors Acknowledgements. Each Pledgor hereby acknowledges that (a) such Pledgor has been advised by counsel in the negotiation, execution and delivery of this Agreement, (b) the Lender has no fiduciary relationship to such Pledgor, the relationship being solely that of debtor and creditor, and (c) no joint venture exists between the Pledgors and the Lender.

         Section 18. Continuing Security Interest; Assignments under Credit Agreement. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full of the Obligations and the expiration of the obligation, if any, of the Lender to extend credit accommodations to the Pledgors, (b) be binding upon the Pledgors, and their successors and assigns, and (c) inure, together with the rights and remedies of the Lender hereunder, to the benefit of, and be enforceable by, the Lender and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), the Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement and the Loan Documents to any other Person to the extent and in the manner provided in the Credit Agreement, and may similarly transfer all or any portion of its rights under this Pledge Agreement to such Persons.

         Section 19. Termination of Security Interest. Upon payment in full of the Obligations and the expiration of any obligation of the Lender to extend credit accommodations to the Borrower, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Pledgor. Upon any such


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
termination, the Lender will return to the applicable Pledgor such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof and execute and deliver to such Pledgor such documents as such Pledgor shall reasonably request to evidence such termination. Any reversion or return of the Collateral upon termination of this Agreement and any instruments of transfer or termination shall be at the expense of the applicable Pledgor and shall be without warranty by, or recourse on, the Lender. As used in this Section , "Pledgors" includes any assigns of a Pledgor, any Person holding a subordinate security interest in any part of the Collateral or whoever else may be lawfully entitled to any part of the Collateral.

         SECTION 20. GOVERNING LAW AND CONSTRUCTION. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT NO EFFECT SHALL BE GIVEN TO CONFLICT OF LAWS PRINCIPLES OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE MANDATORILY GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Whenever possible, each provision of this Agreement and any other statement, instrument or transaction contemplated hereby or relating hereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Agreement or any other statement, instrument or transaction contemplated hereby or relating hereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement or any other statement, instrument or transaction contemplated hereby or relating hereto.

         SECTION 21. CONSENT TO JURISDICTION. AT THE OPTION OF THE LENDER, THIS AGREEMENT MAY BE ENFORCED IN ANY FEDERAL COURT OR NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK; AND THE PLEDGORS CONSENT TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVE ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT A PLEDGOR COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE LENDER AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

         SECTION 22. WAIVER OF JURY TRIAL. EACH OF THE PLEDGORS AND THE LENDER, BY ITS ACCEPTANCE OF THIS AGREEMENT, IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING

ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         Section 23. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

         Section 24. General. All representations and warranties contained in this Agreement or in any other agreement between a Pledgor and the Lender shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations. Each Pledgor waives notice of the acceptance of this Agreement by the Lender. Captions in this Agreement are for reference and convenience only and shall not affect the interpretation or meaning of any provision of this Agreement.

                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

         IN WITNESS WHEREOF, each Pledgor has caused this Pledge Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                       OAKHURST COMPANY, INC.

                                       By /s/ Robert M. Davies
                                        Its Chairman and CEO


Address for OCI:

3365 Spruce Lane
Grapevine, Texas 76501
Attn: President
Fax: (817) 416-0914

                                       OAKHURST TECHNOLOGY, INC.

                                       By /s/ Robert M. Davies
                                        Its Chairman and CEO

Address for OTI:

3365 Spruce Lane
Grapevine, Texas 76501
Attn: President
Fax: (817) 416-0914

Address for Lender:

KTI, Inc.
7000 Boulevard East
Guttenberg, NJ 07093
Attn:  President
Fax: (201) 854-1771

SCHEDULE I


Part I
PLEDGED STOCK

Stock Issuer:  Oakhurst Technology, Inc.

Percentage Ownership: 100%

Class of Stock:

Certificate No(s).:

Par Value:

Number of Shares:


Part II
PLEDGED LLC INTERESTS:


Issuer: New Heights Recovery & Power, LLC

Percentage Ownership: 50%

Number of Units: 7,963,500